PRESS RELEASE

Vislink Acquires Mobile Viewpoint for $18.3 Million (€15.5 million)

Creates Global Live Video Powerhouse to Address Growing Demand for Internet Video and Leverage all Existing Networks and Innovation in AI and 5G

Hackettstown, NJ and Alkmaar, Netherlands — August 16, 2021 — Vislink (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, today announced it has closed on an $18.3 million (€15.5 million) acquisition of Mobile Viewpoint. The deal is comprised of a €14.8 million stock purchase agreement and the assumption and payment of €700,000 in intercompany debt. Privately-held Mobile Viewpoint, a subsidiary of Triple IT Corporate B.V., is headquartered in The Netherlands, with offices in Dubai and Mexico City. It is an innovator in mobile live streaming solutions, including 5G & bonded cellular and AI-based technologies for news teams, TV production companies, outside broadcast facilities, security and public safety agencies.

The Mobile Viewpoint acquisition will enable Vislink to fulfill its strategic aim of providing an industry-leading portfolio of live video acquisition, contribution and distribution solutions that meet the demanding needs of media, enterprise, defense and government organizations. Vislink and its customers will benefit from the ability to address the most transformative trends in today’s live video market, such as:

●	Live internet video traffic is growing fast: from 2016 to 2021, there was a 15-fold increase in live video internet traffic (71.9% CAGR);

●	The acceleration towards cloud-based remote production;

●	The increasing demand for enhanced video content formats such as 4K, 8K, and 360-degree video;

●	The proliferation of new video transport capable networks such as 5G and Starlink.

When discussing the timing and strategic rationale for this acquisition, Mickey Miller, CEO of Vislink, said: “Mobile Viewpoint provides us with innovative technologies and solutions that, combined with Vislink’s capabilities, will enable our customers to acquire and deliver video over any preferred public or private network. This presents a tremendous growth opportunity for us as 5G and other new networks, along with machine learning, are about to revolutionize how video is produced and transported. This acquisition means that we can now make the most of these transformative live video trends and bring high-quality live production to events that were historically economically challenging to produce like amateur and semi-pro athletics. Mobile Viewpoint also brings us very exciting AI-driven automated production and camera solutions, as well as a pioneering development team that has a history of being first to market with solutions that make a real difference, including support for multi-camera/REMI production, H.265, 5G and Starlink.”

The Mobile Viewpoint acquisition will provide Vislink with solutions that combine with Vislink’s existing solution set to make its Connected Edge video transport concept of utilizing ubiquitous IP networks and cloud-scale compute across 5G, WiFi6, Mesh and COFDM-enabled networks a reality. The Vislink and Mobile Viewpoint Connected Edge solutions will leverage IP networks to provide their customers low latency, high-capacity ultrafast live video transport that can utilize AI to automate workflows. With this acquisition, Vislink will have all the hardware and software solutions needed to acquire, produce, contribute and deliver video over all private and public networks. These solutions include:

●	Live video encoding, stream adaptation, decode and production solutions

●	Remote production workflows

●	Wireless cameras

●	AI-driven automated production

●	Ability to contribute video over:

o	Bonded cellular (3G and 4G)

o	Satellite

o	Fiber

o	Emerging networks, including 5G and Starlink

Michel Bais, Managing Director of Mobile Viewpoint, said: “It is exciting that Mobile Viewpoint will now be part of delivering Vislink Connected Edge solutions. Being part of a larger entity will enable us to accelerate our innovative product roadmap. It also opens up the military, government and American markets for us. It’s been a fascinating and rewarding journey over the last ten years, but the time is right to join with Vislink to ensure we continue to excel and be first to market with transformative solutions. With almost zero overlap in solutions and markets, together, Vislink and Mobile Viewpoint will be much more than the sum of their parts.”

Note to editors:

If you would like to attend a Vislink Zoom Press Conference (11 am EST on August 17) to find out more about the details and rationale for the acquisition as well as to ask the Vislink and Mobile Viewpoint CEO’s any questions you may have, please email Platform at vislink@platformcomms.com for an invitation.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

About Mobile Viewpoint

With global customers including major broadcasters and TV production companies, Mobile Viewpoint is a global innovator in mobile live streaming solutions for Outside Broadcast and surveillance solutions. With over 10 years of broadcast experience, it continues to innovate its WMT line of mobile encoders for live streaming over 4G and 5G, and continues to be a world leader in developing AI solutions for automated news and sports productions for automated sports production. Based in the Netherlands, customers include BBC, Sky Sports, Eurovision, RTL Group, Discovery, Eurosport, NEP, Al-Arabiya, FC Ajax and the Premier League as well as a range of law enforcement and emergency first responders. https://mobileviewpoint.com

Cautionary Note Regarding Forward-Looking Statements

The Press Release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in the Press Release, including those regarding the company’s post-acquisition plans, objectives, expectations and intentions with respect to future earnings and operations of Mobile Viewpoint; the Company’s strategy, future operations, future financial position, effects of any contemplated cost-savings measures, changes to its product offerings or changes to its lines of business, projected expenses, prospects, plans, objectives of management, new product launches, expected contract values, and expected market opportunities across the Company’s operating segments; the effects of the COVID-19 pandemic; the sufficiency of the Company’s capital resources to fund the Company’s operations; and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts:

Media Relations	Investor Relations
Platform Communications	Daniel Carpini
vislink@platformcomms.com	investors@vislink.com